EXHIBIT 10.2

THE MISYS OMNIBUS SHARE PLAN

This Plan:-

•	has been approved by ordinary resolution of shareholders of the Company on 30 September 2008

•	has been established by resolution of the directors of the Company

CONTENTS

RULE		PAGE

PART A: INTERPRETATION AND ADMINISTRATION		4

1	DEFINITIONS	4

2	INTERPRETATION	9

3	ADMINISTRATION	9

4	RIGHTS ATTACHING TO SHARES	10

PART B: MAKING OF AWARDS		10

5	ELIGIBILITY	10

6	MAKING OF AWARDS	10

7	TIMING OF AWARDS	10

8	INDIVIDUAL LIMITS ON THE GRANTING OF AWARDS	11

9	INDIVIDUAL LIMITS – MATCHING SHARES	11

10	AWARD CERTIFICATE	11

11	ACCEPTANCE OF AN AWARD	12

12	TAX INDEMNITY	12

13	TRANSFER OF BURDEN OF EMPLOYER’S NICS	12

14	DATA PROTECTION	13

15	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT	13

16	NON-TRANSFERABILITY OF AWARDS	14

PART C: NIL-COST OPTION AWARDS		14

17	STRUCTURE OF A NIL-COST OPTION AWARD	14

18	EXERCISE OF A NIL-COST OPTION AWARD	14

19	NIL-COST OPTION AWARDS - CESSATION OF EMPLOYMENT	15

PART D: CONTINGENT SHARE AWARDS		16

20	CONTINGENT SHARE AWARDS	16

21	SATISFACTION OF CONTINGENT SHARE AWARDS	16

22	CONTINGENT SHARE AWARDS – CESSATION OF EMPLOYMENT	17

PART E: SHARE OPTIONS		18

23	STRUCTURE OF A SHARE OPTION	18

24	EXERCISE OF A SHARE OPTION	18

25	SHARE OPTIONS - CESSATION OF EMPLOYMENT	19

PART F: PERFORMANCE CONDITIONS		20

26	PERFORMANCE CONDITIONS	20

PART G: RECOVERY OF TAX		21

27	RECOVERY OF TAX	21

PART H: CORPORATE EVENTS		22

28	INTERNAL REORGANISATION – AWARDS	22

29	DEMERGER	22

30	COMPULSORY ACQUISITION, RECONSTRUCTION AND WINDING-UP	23

31	CHANGE OF CONTROL	24

32	DEEMED VESTING ON A CORPORATE EVENT	24

PART I: AMENDMENTS		25

33	VARIATION OF SHARE CAPITAL	25

34	ALTERATION OF THE PLAN	25

PART J: MISCELLANEOUS		26

35	ISSUE OF NEW SHARES	26

36	SERVICE OF DOCUMENTS	26

37	STAMP DUTY	27

38	JURISDICTION	27

39	PURCHASES BY TRUSTEE	27

40	THIRD PARTY RIGHTS	27

41	SECTION 409A	27

SCHEDULE 1		28

THE RULES OF

THE MISYS OMNIBUS SHARE PLAN

PART A: INTERPRETATION AND ADMINISTRATION

1.	DEFINITIONS

1.1	In this Plan the following words and expressions shall have the meanings given below:-

“Acquiring Company”	a company which has acquired Control of the Company

“Announcement”	the announcement to the London Stock Exchange of the results of the Company for any period

“Associated Company”	any company which, in relation to the Company, is an associated company as that term is defined in section 416 of the Taxes Act but with the omission of the words “or at any other time within one year previously”

“Auditors”	the auditors for the time being of the Company

“Award”	a right to acquire Shares subject to the terms and conditions of this Plan. An “Award” shall include an award of Performance Shares, Share Options or Matching Shares as the context admits

“Award Certificate”	a certificate evidencing an Award

“Award Date”	in relation to an Award, the date on which that Award is made

“Awardholder”	a person to whom an Award has been made or, if that person has died and where the context requires, his Personal Representatives

“Awardholder’s Employer”	such member of the Group as is the Awardholder’s employer or, if he has ceased to be employed within the Group, was his employer or such other member of the Group, or other person as, under the PAYE Regulations or, as the case may be, the N.I. Regulations, or any other statutory or regulatory enactment (whether in the United Kingdom or otherwise) is obliged to account for any Award Tax Liability

“Award Shares”	the Shares over which an Award subsists

“Award Tax Liability”	in relation to an Awardholder, any liability of the Awardholder’s Employer to account to H.M. Revenue & Customs, the United States Internal Revenue Service, or any other tax authority for any amount of, or representing, income tax, NICs or social security contributions (which shall, to the extent provided for in Rule 13, include Employer’s NICs) or any other tax charge, levy or other sum (whether under the laws of the UK, the USA or otherwise) which may arise on the grant, vesting, exercise, assignment or release of an Award or the acquisition of Shares or of any interest in Shares under this Plan

“Committee”

means either:

(a)      in respect of executive directors, executive vice presidents and members of the leadership group, the Remuneration Committee; or

(b)      in respect of all other Eligible Employees, the Directors or such persons to whom they delegate authority in respect of the Plan

“Company”	Misys plc (registered in England no 1360027)

“Contingent Share Award”	a conditional award in respect of Shares subject to Part D

“Control”	has the meaning given in section 840 of the Taxes Act

“Corporate Nominee”	the person in whose name Shares are registered under a Corporate Nominee Facility

“Corporate Nominee Facility”	an arrangement sponsored by the Company under which Shares owned by an individual who is an employee or former employee of a member of the Group are held in the name of a corporate nominee on behalf of such individual

“Daily Official List”	the Daily Official List of the London Stock Exchange

“Dealing Day”	a day on which the London Stock Exchange is open for business

“Deferred Shares”	awards made under MSEBP in relation to part of annual bonus outcome that is deferred and will be received either in the form of cash, Shares or shares in Subsidiary that is separately listed on a stock exchange

“Directors”	the board of directors of the Company or a duly authorised committee of the directors

“Eligible Employee”	an employee of any member of the Group including an executive director of the Company

“Employer’s NICs”	secondary Class 1 NICs for which the Awardholder’s Employer is liable to account

“Exchange of Awards”

the grant, to the Awardholder, in consideration of the cancellation of an Award, of rights to acquire shares in an Acquiring Company, or a company which has Control of an Acquiring Company or either is, or has Control of, a company which is a member of a consortium owning either an Acquiring Company or a company having Control of an Acquiring Company, being rights which are:-

(a)      in the opinion of the Committee, substantially equivalent in value to the value of such Award; and

(b)      on terms approved by the Directors

“Exercise Price”	the price per Share payable upon the exercise of a Share Option (as determined in accordance with Rule 23.4)

“Form of Acceptance”	in relation to an Award, a form completed by the Awardholder, under which the Awardholder notifies the Grantor of his acceptance of such Award and his agreement to be bound by the Rules of this Plan and which is in such form as the Grantor may specify when the Award is made

“Grantor”	in relation to an Award, the Company or such other person as has made that Award

“Group”	the Company and any company which is for the time being a Subsidiary

“ITEPA”	the Income Tax (Earnings and Pensions) Act 2003

“Leaving”	the Awardholder ceasing to hold office or employment within the Group or being treated to have ceased to hold such office or employment in accordance with Rule 2.6, and “Leaves” shall be construed consistently

“Leaving Date”	the date on which an Awardholder Leaves

“London Stock Exchange”	London Stock Exchange plc

“Market Value”	in relation to any Share on any day, means the closing middle market quotation of a Share as derived from the Daily Official List for the Dealing Day immediately preceding that day (or such other market value as determined by the Committee in a reasonable method using quoted market prices)

“Matching Shares”	an award in respect of Shares that is in the form of either a Nil-Cost Option Award or a Contingent Share Award as determined by the Committee at the Award Date and which is granted to match awards of Deferred Shares made under MSEBP

“Model Code”	the code adopted by the Company which contains provisions similar in purpose and effect to the provisions of the Model Code on directors’ dealings in securities issued by the UK Listing Authority from time to time

“MSEBP”	the Misys Senior Executive Bonus Plan or such other annual bonus plan applicable to senior executives as is operated by the Company from time-to-time

“NICs”	in the UK, National Insurance Contributions or, in any other jurisdiction, social security contributions (or other similar taxes)

“NIC Award Income”	a gain realised upon the exercise of, or the acquisition of, Shares in pursuance of a Nil-Cost Option Award or a Share Option, being a gain that is treated as remuneration derived from the Awardholder’s employment by virtue of Section 4(4)(a) of the SSCBA

“Nil-Cost Option Award”	a right to acquire Shares granted pursuant to and exercisable in accordance with Part C

“N.I. Regulations”	the laws, regulations and practices currently in force relating to liability for and the collection of NICs

“Ordinary Share Capital”	the issued ordinary share capital of the Company other than fixed-rate preference shares

“PAYE Regulations”	the regulations made under section 684 of ITEPA

“Performance Condition”	a condition (or conditions) relating to performance, measured over a given period, of the Company or, as appropriate, of a Subsidiary or division or of the individual Awardholder as specified pursuant to Rule 26

“Performance Period”	the period over which performance is to be measured for the purposes of determining whether and to what extent a Performance Condition is met

“Performance Shares”	an award in respect of Shares that is in the form of either a Nil-Cost Option Award or a Contingent Share Award as determined by the Committee at the Award Date

“Personal Data”	the name, home address and telephone number of an Awardholder, date of birth, National Insurance number or equivalent, details of all rights to acquire Shares or other securities granted to such Awardholder and of Shares or other securities issued or transferred to such Awardholder pursuant to this Plan and any other personal information which could identify the Awardholder and is necessary for the administration of this Plan

“Personal Representatives”	in relation to an Awardholder, the legal personal representatives of the Awardholder (being the executors of his will or, if he dies intestate, the duly appointed administrator(s) of his estate or, in either case, the equivalent under applicable local law) who have produced to the Company evidence of their appointment as such

“Remuneration Committee”	the Remuneration Committee of the Directors or such other committee comprising a majority of non-executive directors of the Company to which the Directors delegate responsibility for overseeing the operation of this Plan or following a change of Control of the Company, those persons who comprised the Remuneration Committee or such other committee of the Directors immediately before such change of Control;

“this Plan”	The Misys Omnibus Share Plan as set out in these rules and amended from time to time pursuant to Rule 34

“SSCBA”	The Social Security Contributions and Benefits Act 1992

“Shares”	fully-paid ordinary shares in the capital of the Company (or, in the event of a reorganisation or reconstruction of the Company, shares representing such ordinary shares)

“Share Option”	a right to acquire Shares granted pursuant to and exercisable in accordance with Part E

“Subsidiary”	any company which is for the time being a subsidiary (as defined in section 736 of the Companies Act 1985) of the Company

“Taxes Act”	the Income and Corporation Taxes Act 1988

“Trustee”	the trustee or trustees of any settlement created by the Company or any other member of the Group for the benefit of employees and former employees of members of the Group

“UK”	United Kingdom

“UK Listing Authority”	the Financial Services Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000

“Vesting Date”

means either:-

(a)    in respect of Performance Shares or Share Options, the third anniversary of the Award Date; or

(b)    in respect of Matching Shares:-

(i)     the first anniversary of the Award Date in relation to 50% of the Award Shares; and

(ii)    the second anniversary of the Award Date in relation to a further 50% of the Award Shares or such other date or dates as specified by the Committee at the Award Date

“Vesting Period”	in respect of any Award Shares the period commencing on the Award Date and ending on the Vesting Date applicable to those Award Shares

“Vested Shares”

Award Shares which an Awardholder has become entitled to acquire in consequence of:-

(a)    the passing of a Vesting Date and the Performance Condition relevant to that Award being met to any extent prior to that Vesting Date;

(b)    if earlier, the operation of Rules 19, 22 or 25 (Leaving); or

(c)    Award Shares being deemed to have become Vested Shares due to the application of Rules 29, 30 or 31 (Corporate Events)

PROVIDED THAT no Award Shares granted pursuant to a Contingent Share Award shall first become Vested

Shares at a time when the Company is in a prohibited period or a black out period pursuant to the Model Code and such Award Shares shall first become Vested Shares on such date as shall be determined by the Committee to be the earliest date on which the Company is not in such a prohibited period or a black out period.

“Voluntary Resignation”	the Awardholder giving notice to terminate his employment in circumstances other than as set out in Schedule 1 to the Plan (IRS approved list of circumstances similar to UK circumstances of “constructive dismissal” by the Company)

1.2	Words and phrases not otherwise defined shall have the meanings they bear for the purposes of Part 7 of ITEPA.

2.	INTERPRETATION

2.1	Any reference to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

2.2	Words denoting the masculine gender shall include the feminine.

2.3	Words denoting the singular shall include the plural and vice versa.

2.4	No account should be taken of the Rule headings which have been inserted for ease of reference only.

2.5	References to Shares in respect of which an Award subsists at any time are to be read and construed as references to the Shares over which the Award is then held (and in respect of which it has not then lapsed).

Time of Leaving

2.6	An Awardholder shall be treated for the purposes of this Plan as ceasing to hold office or employment within the Group when he no longer holds any office or employment with any member of the Group or any Associated Company, or if the Committee so determines, he shall be so treated on an earlier date when he gives or receives notice to terminate his office or employment with any member of the Group or any Associated Company, or is dismissed without notice (including by way of summary dismissal) from any such office or employment.

Resolution of disputes

2.7	If any question, dispute or disagreement arises as to the interpretation of this Plan or of any rules, regulations or procedures relating to it or as to any question or right arising from or related to this Plan, the decision of the Committee shall (except as regards any matter required to be determined by the Auditors) be final and binding upon all persons.

3.	ADMINISTRATION

3.1	The Remuneration Committee shall be responsible for setting the overall policy and principles relating to this Plan.

3.2	The Directors may from time to time make and vary such rules and regulations not inconsistent with the Rules of this Plan and establish such procedures for its administration and implementation as they think fit.

3.3	In any matter in which they are required to act in connection with this Plan, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Act 1996 shall not apply.

3.4	The Company shall bear the costs of the administration and implementation of this Plan.

4.	RIGHTS ATTACHING TO SHARES

4.1	The issue or transfer of any Shares under or for the purposes of this Plan shall be subject to the Company’s Memorandum and Articles of Association, to any necessary consents of any governmental or other authorities (whether in the UK or otherwise) under any enactments or regulations from time to time in force and to any restrictions on re-sales of Shares pursuant to applicable securities laws or other laws.

4.2	The Awardholder shall comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

4.3	All Shares issued or transferred under this Plan shall rank equally in all respects with the Shares then in issue, except for any rights attaching to such Shares by reference to a record date prior to the date of such allotment or transfer.

PART B: MAKING OF AWARDS

5.	ELIGIBILITY

5.1	An Award may only be made to an Eligible Employee.

5.2	An Award of Matching Shares may only be made to an Eligible Employee who has participated in MSEBP for the preceding financial year of the Company and been awarded a bonus, part of which is in the form of an award of Deferred Shares.

5.3	An Award shall not be made by any person other than the Company without the prior approval of the Committee.

6.	MAKING OF AWARDS

6.1	An Award shall be in the form of either:-

6.1.1	Performance Shares;

6.1.2	Share Options; or

6.1.3	Matching Shares.

6.2	Performance Shares or Matching Shares may be granted as either a Nil-Cost Option Award or a Contingent Share Award.

6.3	Awards shall be made by the Grantor executing a deed.

6.4	When an Award is made, the following shall be specified:-

6.4.1	the number of Award Shares granted either as Performance Shares, Share Options or Matching Shares;

6.4.2	the Performance Condition applicable to that Award (or where the Award is an Award of Matching Shares, the Performance Condition applicable to that part of the Award capable vesting at the first anniversary of the Award Date); and

6.4.3	the Vesting Date(s) applicable to that Award.

7.	TIMING OF AWARDS

7.1	An Award may only be made in the following periods:-

7.1.1	within 42 days beginning with approval of the Plan by the Company’s shareholders;

7.1.2	within 42 days beginning with the Dealing Day following an Announcement;

7.1.3	within 28 days immediately after the person to whom the Award is made first becomes an Eligible Employee; or

7.1.4	subject to the Model Code, at any other time but only if, in the opinion of the Committee, the circumstances are exceptional.

7.2	If the Grantor is restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the London Stock Exchange or any other regulatory authority) from making an Award within the period as mentioned in Rule 7.1 the Grantor may make an Award within the period of 42 days after all such restrictions are removed.

7.3	No Award may be made in breach of the Model Code.

7.4	No Award may be made after 30 September 2018.

8.	INDIVIDUAL LIMITS – PERFORMANCE SHARES AND SHARE OPTIONS

8.1	Subject to Rules 8.2 to 8.4 below, the aggregate value of Shares in respect of which Awards of Performance Shares may be made to an Eligible Employee in any financial year of the Company shall not be greater than 150 per cent of the Eligible Employee’s base salary.

8.2	In any financial year of the Company in which an Eligible Employee receives a grant of both Share Options and Performance Shares, the combined value of such grants will not exceed the maximum limit for Performance Shares as set out in Rule 8.1 above PROVIDED THAT for the purposes of this Rule 8.2 only, the Remuneration Committee may apply such reasonable ratio as it may choose to equate a number of Share Options to one Performance Share.

8.3	In any financial year of the Company in which an Eligible Employee receives a grant of only Share Options, the value of such grant will not exceed the maximum limit for Performance Shares as set out in Rule 8.1 above but the value of the Share Options will be determined on the basis described in the proviso to Rule 8.2 above.

8.4	The Remuneration Committee may in exceptional circumstances make Awards in any financial year of the Company beyond the limits stated in Rules 8.1 to 8.3 above PROVIDED THAT the above limits will apply on the basis of the maximum award of Performance Shares being 250 per cent of the Eligible Employee’s base salary.

8.5	For the purposes of this Rule 8 only, the “value” of Shares may be calculated using the Market Value of Shares at either the Award Date or the date on which an individual commences employment and becomes an Eligible Employee.

9.	INDIVIDUAL LIMITS – MATCHING SHARES

9.1	The aggregate number of Shares in respect of which an Award of Matching Shares may be made to an Eligible Employee in any financial year of the Company shall not exceed such number of Shares as has a value equivalent to the value of an award of Deferred Shares made to the Eligible Employee under MSEBP in respect of the Eligible Employee’s annual bonus for the preceding financial year.

9.2	For the purposes of this Rule 9 only:-

9.2.1	the “value” of an award of Deferred Shares will be the Eligible Employee’s equivalent cash amount under MSEBP that is awarded under MSEBP as Deferred Shares;

9.2.2	the “value” of Shares will be the Market Value of Shares at the Award Date.

10.	AWARD CERTIFICATE

10.1	As soon as practicable after an Award has been made the Company shall procure the issue to the Awardholder of an Award Certificate (which may be by e-mail) which specifies:-

10.1.1	whether the Award is granted as an Award of Performance Shares, Share Options or Matching Shares;

10.1.2	whether an Award of Performance Shares or Matching Shares is granted as a Nil-Cost Option Award or a Contingent Share Award;

10.1.3	the Grantor;

10.1.4	the Award Date;

10.1.5	the number of Award Shares;

10.1.6	the Performance Condition set pursuant to Rule 26.1;

10.1.7	in respect of Share Options, the Exercise Price;

10.1.8	the Vesting Date(s) applicable to that Award; and

10.1.9	that it is a condition of the Award that the Awardholder agrees to indemnify the Grantor and the Awardholder’s Employer in respect of any Award Tax Liability.

10.2	An Award Certificate in respect of Matching Shares may also contain information in relation to related awards of Deferred Shares made under MSEBP.

11.	ACCEPTANCE OF AN AWARD

11.1	The provisions of Rule 11.2 shall only apply in relation to an Award if the Grantor determines that the Awardholder will be required to accept his Award.

11.2	If the Awardholder does not, within 30 days after the Award Date (or such later time as the Grantor may notify to the Awardholder), deliver to the Grantor a duly completed Form of Acceptance in relation to such Award, then at the end of that period:-

11.2.1	if the Award is a Nil-Cost Option Award or a Share Option, it shall lapse and cease to be exercisable; and

11.2.2	if the Award is a Contingent Share Award, the Awardholder shall not be able to receive any Shares pursuant to that Award.

12.	TAX INDEMNITY

It shall be a term and condition of every Award that the Awardholder indemnifies the Grantor and the Awardholder’s Employer against any Award Tax Liability.

13.	TRANSFER OF BURDEN OF EMPLOYER’S NICS

13.1	Where the Grantor specifies at the Award Date, it shall be a term and condition of every Award that the Awardholder shall, if and when required by the Grantor, agree with and undertake to the Company and, if different, the Awardholder’s Employer that:-

13.1.1	the Awardholder’s Employer may (if or insofar as it is lawful to do so) recover from the Awardholder, the whole or any part of any Employer’s NICs payable in respect of any NIC Award Income; and, if required to do so

13.1.2	the Awardholder shall enter into a joint election with the Awardholder’s Employer (in a form approved by H.M. Revenue & Customs under paragraph 3B of Schedule 1 to the SSCBA) for the transfer to the Awardholder of the whole, or such part as the Company may determine, of any liability of the Awardholder’s Employer to Employer’s NICs on any NIC Award Income.

14.	DATA PROTECTION

14.1	It shall be a term and condition of every Award that an Awardholder agrees and consents to:-

14.1.1	the collection, use, processing and transfer of his Personal Data by any member of the Group or any Associated Company and, if it is not the Company, the Grantor and any third party trustee or administrator of the Plan and any broker through whom Shares are to be sold on behalf of an Awardholder;

14.1.2	members of the Group, any Associated Company and, if it is not the Company, the Grantor, and any third party trustee or administrator of the Plan and any broker through whom Shares are to be sold on behalf of an Awardholder transferring the Awardholder’s Personal Data amongst themselves for the purposes of implementing, administering and managing this Plan and the grant of Awards and the acquisition of Shares pursuant to Awards;

14.1.3	the use of Personal Data by any such person for any such purposes; and

14.1.4	the transfer to and retention of Personal Data by third parties including any third party trustee or administrator of the Plan (whether or not any such third party is situated outside the European Economic Area) for or in connection with such purposes.

15.	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

15.1	The making of an Award shall not form part of the Awardholder’s entitlement to remuneration or benefits pursuant to his contract of employment.

15.2	The existence of a contract of employment between any person and the Company or any present or past Subsidiary or Associated Company, does not give such person any right or entitlement to have an Award made to him in respect of any number of Shares or any expectation that an Award might be made to him, whether subject to any conditions or at all.

15.3	Neither the existence of this Plan nor the fact that an individual has on any occasion been granted an Award shall give such individual any right, entitlement or expectation that he has or will in future have any such right, entitlement or expectation to participate in this Plan by being granted an Award on any other occasion.

15.4	The rights and obligations of an Awardholder under the terms of his contract of employment with the Company or any present or past Subsidiary or Associated Company shall not be affected by the making of an Award or his participation in this Plan.

15.5	The rights or opportunity granted to an Awardholder on the making of an Award shall not give the Awardholder any rights or additional rights to compensation or damages either in consequence of the loss or termination of his office or employment with the Company or any present or past Subsidiary or Associated Company for any reason whatsoever, or in consequence of the Awardholder giving or receiving notice to terminate his office or employment with the Company or any past or present Subsidiary or Associated Company for any reason whatsoever (whether or not the termination (and/or the giving or receiving of notice of termination) is ultimately held to be wrongful or unfair).

15.6	An Awardholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain Shares, or any interest in Shares pursuant to an Award either in consequence of the loss or termination of his office or employment with the Company or any present or past Subsidiary or Associated Company for any reason whatsoever, or in consequence of the Awardholder giving or receiving notice to terminate his office or employment with the Company or any past or present Subsidiary or Associated Company for any reason whatsoever (whether or not the termination (and/or the giving or receiving of notice of termination) is ultimately held to be wrongful or unfair).

15.7	The making of an Award on any occasion is at the discretion of the Committee. No entitlement to the grant of an Award and/or the issue or transfer of Shares in the future shall thereby be created on the grounds that such Awards were granted in the past nor on the grounds that Awards may previously have been granted over a particular number of Shares. Even the repeated grant of Awards and/or the issue or transfer of Shares shall not create future entitlements to receive Awards and/or Shares at all, or to be granted Awards over a specific number of Shares.

16.	NON-TRANSFERABILITY OF AWARDS

16.1	An Award is personal to an Awardholder and may not be transferred during his lifetime.

16.2	If an Awardholder:-

16.2.1	transfers or assigns, mortgages, charges or otherwise disposes of an Award or of any interest in or right to acquire any Award Shares (other than to his Personal Representatives); or

16.2.2	is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986 (or any other provision of the laws of any jurisdiction outside the UK which is intended to have similar effect or purpose); or

16.2.3	makes or proposes any other plan or arrangement, in relation to his debts, with his creditors or any section of them; or

16.2.4	is otherwise deprived (except on death) of the legal or beneficial ownership of an Award or of any interest in or right to acquire any Award Shares, whether by operation of law or by doing or omitting to do anything which causes him to be so deprived the Awardholder shall immediately cease to have any right or entitlement to any Award Shares which have not then become Vested Shares.

PART C: NIL-COST OPTION AWARDS

17.	STRUCTURE OF A NIL-COST OPTION AWARD

17.1	The Grantor (acting with the consent of the Committee) may from time to time grant to any Eligible Employee a Nil-Cost Option Award, being a right that is an option to acquire such maximum number of Shares as the Grantor shall specify and which is exercisable only subject to and in accordance with the terms of Part C of this Plan.

17.2	The exercise of a Nil-Cost Option Award shall be subject to a Performance Condition.

17.3	No amount shall be payable by the Awardholder for the acquisition of Shares pursuant to a Nil-Cost Option Award.

17.4	An Eligible Employee who is subject to US Federal Income Tax may not be granted a Nil-Cost Option Award and any purported grant of a Nil-Cost Option Award to such an Eligible Employee shall take effect as a Contingent Share Award in accordance with Part D of this Plan.

18.	EXERCISE OF A NIL-COST OPTION AWARD

18.1	A Nil-Cost Option Award:-

18.1.1	may only ever be exercised in respect of Vested Shares; and

18.1.2	may not be exercised after the tenth anniversary of the Award Date, or such earlier date as may be specified at the Award Date.

18.2	Except as otherwise provided in Rule 19 and Part H, a Nil-Cost Option Award may not be exercised at any time unless the Awardholder then holds office or employment with a member of the Group.

Exercise procedure

18.3	A Nil-Cost Option Award shall be exercised only by the Awardholder serving a notice on the Grantor (or otherwise as the Grantor may direct) which specifies the number of Shares in respect of which such Nil-Cost Option Award is exercised on that occasion which shall not exceed the number of Vested Shares in respect of which such Nil-Cost Option Award subsists and which have not been specified for this purpose in an earlier notice of exercise.

18.4	A Nil-Cost Option Award shall not be exercised on any occasion if such exercise would not be in accordance with the Model Code.

Issue or Transfer of Shares

18.5	Subject to Rule 18.4 and Rule 27, within 30 days after the Grantor receives a notice of exercise pursuant to Rule 18.3, the Grantor shall issue or transfer or procure the issue or transfer to or to the order of the Awardholder of the Shares in respect of which the Nil-Cost Option Award is duly exercised on that occasion.

Transfer to a nominee

18.6	If the Awardholder requests, some or all of the Shares he acquires on the exercise of a Nil-Cost Option Award may be issued or transferred to a nominee account in the name of the Awardholder, provided that beneficial ownership of the Shares vests in the Awardholder.

19.	NIL-COST OPTION AWARDS - CESSATION OF EMPLOYMENT

Death, injury, disability etc

19.1	If an Awardholder Leaves for any reason, his Nil-Cost Option Award shall lapse in accordance with Rule 19.2 unless the reason for Leaving is:-

19.1.1	death;

19.1.2	injury or disability (evidenced to the satisfaction of the Committee);

19.1.3	dismissal by reason of redundancy (within the meaning of the Employment Rights Act 1996);

19.1.4	the fact that the office or employment by virtue of which he is eligible to participate in this Plan relates to a business or part of a business which is transferred to a person or company which is not a member of the Group;

19.1.5	the fact that the company with which he holds the office or employment by virtue of which he is eligible to participate in this Plan is no longer a member of the Group; or

19.1.6	any other circumstances at the discretion of the Committee

in which case the Awardholder (or, if he has died, his Personal Representatives) may (subject to Rule 19.6 below) exercise a Nil-Cost Option Award granted to him in accordance with Rules 19.3 to 19.5 below.

Leaving for other reasons

19.2	Where an Awardholder Leaves for reasons other than those set out in Rules 19.1.1 to 19.1.6 above, his Nil-Cost Option Award shall lapse and he shall cease to have any right or entitlement to any Award Shares.

Vesting after Leaving

19.3	Where an Awardholder who holds a Nil-Cost Option Award Leaves in any of the circumstances specified at Rules 19.1.1 to 19.1.6 above before the end of the Vesting Period relevant to the Award Shares, the Awardholder may (subject to Rule 19.4 below) exercise that Award either:-

19.3.1	within the period of 12 months after the Vesting Date relevant to the Award Shares but only in respect of a proportion (corresponding to such proportion of the Vesting Period relevant to the Award Shares as fell before the Leaving Date) of the Award Shares which become Vested Shares in consequence of the Performance Condition being satisfied; or

19.3.2	if the Committee so determines and notifies the Awardholder within 3 months after the Awardholder Leaves, within the period of 12 months beginning with the Leaving Date, but only in respect of a proportion, (corresponding to such proportion of the Vesting Period relevant to the Award Shares as fell before the Leaving Date), of such of the Award Shares which are then deemed to be Vested Shares in consequence of the Committee making a determination pursuant to Rule 26.6 (Deemed Vesting on Leaving).

19.4	The Committee may (if it so determines in its absolute discretion) permit the Awardholder to exercise a Nil-Cost Option Award in respect of a proportion of the Award Shares which is different to the proportion of Award Shares determined by the application of either Rules 19.3.1 to 19.3.2 (as appropriate) if the Committee determines that the vesting outcome achieved under the relevant rule does not reflect the underlying financial performance of the Company.

19.5	Where an Awardholder who holds a Nil-Cost Option Award Leaves in any of the circumstances specified in Rule 19.1.1 to 19.1.6 above after the end of the Vesting Period relevant to the Award Shares, such Nil-Cost Option Award may be exercised, within the period of 12 months beginning with the Leaving Date, in respect of Award Shares which, immediately before the Leaving Date, were Vested Shares.

Forfeiture of MSEBP Deferred Shares

19.6	In relation to an Award of Matching Shares, where the Awardholder Leaves and pursuant to MSEBP he loses entitlements to receive some or all of the Deferred Shares in respect of which the Matching Shares were granted, his Matching Shares will lapse in respect of a number of Award Shares that corresponds to the proportion of the Deferred Shares which have been forfeited.

PART D: CONTINGENT SHARE AWARDS

20.	CONTINGENT SHARE AWARDS

20.1	The Grantor (acting with the consent of the Committee) may from time to time grant an Eligible Employee a Contingent Share Award that is subject to the terms of Part D of this Plan.

20.2	Where Shares subject to a Contingent Share Award become Vested Shares, the Grantor will issue or transfer, or procure the issue or transfer of, such Vested Shares to the Awardholder in accordance with this Part D.

20.3	Entitlement to an issue or transfer of Shares pursuant to a Contingent Share Award shall be subject to a Performance Condition.

20.4	No amount shall be payable by the Awardholder for the acquisition of Shares pursuant to a Contingent Share Award.

21.	SATISFACTION OF CONTINGENT SHARE AWARDS

21.1	Subject to Rule 21.3, Rule 21.4 and Rule 27, as soon as practicable after a Vesting Date the Grantor shall issue or transfer or procure the issue or transfer of Vested Shares to or to the order of the Awardholder, and if the Awardholder so requests, some or all of the Shares he acquires may be issued or transferred to a nominee account in the name of the Awardholder, provided the beneficial ownership of the Shares vests in the Awardholder.

21.2	Except as provided in Rule 22 and Part H, an Awardholder shall have no right or entitlement to Award Shares unless the Awardholder then holds office or employment with a member of the Group.

Effect of Restrictions upon Issue or Transfer of Vested Shares

21.3	If on any occasion the issue or transfer of any Vested Shares is restricted by reason of the Model Code such Shares shall be issued or transferred as soon as practicable after all such restrictions have been lifted.

US Federal Income Tax

21.4	Any issue or transfer of Vested Shares pursuant to a Contingent Share Award that has been granted to an Awardholder who is subject to US Federal Income tax shall in all circumstances be made no later than 2.5 months following the later of the end of the Company’s financial year or the end of the calendar year in which the Award Shares first become Vested Shares.

22.	CONTINGENT SHARE AWARDS – CESSATION OF EMPLOYMENT

Death, injury, disability, etc

22.1	If an Awardholder Leaves for any reason, his Contingent Share Award shall lapse in accordance with Rule 22.2 unless the reason for Leaving is:-

22.1.1	death;

22.1.2	injury or disability (evidenced to the satisfaction of the Committee);

22.1.3	dismissal by reason of redundancy (within the meaning of the Employment Rights Act 1996);

22.1.4	the fact that the office or employment by virtue of which he is eligible to participate in this Plan relates to a business or part of a business which is transferred to a person or company which is not a member of the Group;

22.1.5	the fact that the company with which he holds the office or employment by virtue of which he is eligible to participate in this Plan is no longer a member of the Group; or

22.1.6	any other circumstances at the discretion of the Committee

in which case the Grantor shall (subject to Rule 22.6 below) as soon as practicable after the Leaving Date issue or transfer, or procure the issue or transfer to the Awardholder (or, if he has died, his Personal Representatives) of Award Shares in accordance with Rules 22.3 to 22.5 below.

PROVIDED THAT for an Awardholder who is subject to US Federal Income Tax, the Committee may not use its discretion at Rule 22.1.6 above if the reason for the Awardholder Leaving is Voluntary Resignation.

Leaving for other reasons

22.2	Where an Awardholder Leaves for reasons other than those set out in Rules 22.1.1 to 22.1.6 above, his Award shall lapse and he shall cease to have any right or entitlement to any Award Shares.

Vesting after Leaving

22.3	Where an Awardholder who holds a Contingent Share Award Leaves in any of the circumstances specified at Rules 22.1.1, to 22.1.6 above before the end of the Vesting Period relevant to the Award Shares, the Grantor may (subject to Rule 21.4 above and Rule 22.4 below) either:-

22.3.1	as soon as reasonably practicable after the Vesting Date relevant to the Award Shares, issue or transfer or procure the issue or transfer to, or to the order of, the Awardholder of a proportion (corresponding to such proportion of the Vesting Period relevant to the Award Shares as fell before the Leaving Date) of the Award Shares which become Vested Award Shares in consequence of the Performance Condition being satisfied; or

22.3.2	if the Committee so determines, as soon as reasonably practicable after the Leaving Date, issue or transfer or procure the issue or transfer to, or to the order of, the Awardholder of a proportion (corresponding to such proportion of the Vesting Period relevant to the Award Shares as fell before the Leaving Date) of such of the Award Shares which are then deemed to be Vested Shares in consequence of the Committee making a determination pursuant to Rule 26.6 (Deemed Vesting on Leaving)

22.4	The Committee may (if it so determines in its absolute discretion) issue or transfer to or procure the issue or transfer to the Awardholder of a proportion of the Award Shares which is different to the proportion of Award Shares determined by the application of Rules 22.3.1 and 22.3.2 (as appropriate) if the Committee determines that the vesting outcome achieved under the relevant rule does not reflect the underlying financial performance of the Company.

22.5	Where an Awardholder Leaves after the end of the Vesting Period applicable to an Award in any of the circumstances specified in Rules 22.1.1, to 22.1.6 above, the Grantor shall as soon as reasonably practicable after the Leaving Date, issue or transfer or procure the issue or transfer to, or to the order of, the Awardholder of such of the Award Shares as, immediately before the Leaving Date, were Vested Shares.

Forfeiture of MSEBP Deferred Shares

22.6	In relation to an Award of Matching Shares, where the Awardholder Leaves and pursuant to MSEBP he loses entitlements to receive some or all of the Deferred Shares in respect of which the Matching Shares were granted, his Matching Shares will lapse in respect of a number of Award Shares that corresponds to the proportion of the Deferred Shares which have been forfeited.

PART E: SHARE OPTIONS

23.	STRUCTURE OF A SHARE OPTION

23.1	The Grantor (acting with the consent of the Committee) may from time to time grant to any Eligible Employee a Share Option, being a right that is an option to acquire such maximum number of Shares as the Grantor shall specify and which is exercisable only subject to and in accordance with the terms of Part E of this Plan.

23.2	The exercise of a Share Option shall be subject to a Performance Condition.

23.3	Subject to Rule 24.6, in relation to each Share to be acquired pursuant to a Share Option, the Awardholder must pay the Exercise Price.

23.4	The Exercise Price shall be the Market Value of a Share as at the Award Date.

24.	EXERCISE OF A SHARE OPTION

24.1	A Share Option:-

24.1.1	may only ever be exercised in respect of Vested Shares; and

24.1.2	may not be exercised after the tenth anniversary of the Award Date, or such earlier date as may be specified at the Award Date.

24.2	Except as otherwise provided in Rule 25 and Part H, a Share Option may not be exercised at any time unless the Awardholder then holds office or employment with a member of the Group.

Exercise procedure

24.3	A Share Option shall be exercised only by the Awardholder serving a notice on the Grantor (or otherwise as the Grantor may direct) which:-

24.3.1	specifies the number of Shares in respect of which such Share Option is exercised on that occasion which shall not exceed the number of Vested Shares in respect of which such Share Option subsists and which have not been specified for this purpose in an earlier notice of exercise; and

24.3.2	subject to Rule 24.6, is accompanied by payment of the Exercise Price for that number of Shares (in such form and manner as determined by the Grantor).

24.4	A Share Option shall not be exercised on any occasion if such exercise would not be in accordance with the Model Code.

Issue or Transfer of Shares

24.5	Subject to Rule 24.4, Rule 24.6 and Rule 27, within 30 days after the Grantor receives a notice of exercise pursuant to Rule 24.3, the Grantor shall issue or transfer or procure the issue or transfer to or to the order of the Awardholder of the Shares in respect of which the Share Option is duly exercised on that occasion.

24.6	Subject to Rule 24.4 and Rule 27, when a Share Option is exercised, the Grantor shall have the right to issue or transfer to the Awardholder, or procure the issue or transfer to the Awardholder, of a number of Shares (X) determined as:-

X	=	Y x (CMV – EP)
CMV

where:-	CMV	is the market value of a Share (determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992) on the date on which the Awardholder exercises his Share Option

	EP	is the Exercise Price per Share payable upon the exercise of a Share Option

	Y	is the number of Shares in respect of which the Share Option is exercised on that occasion and if on any occasion the Grantor wishes to exercise this right it shall:-

(a)	return to the Awardholder the amount paid as mentioned in Rule 24.3.2; and

(b)	issue or transfer or procure the issue or transfer of such number of Shares within the period of 30 days beginning with the date on which the Grantor received the notice of exercise on that occasion and the Awardholder shall accept such issue or transfer in full satisfaction of the Awardholder’s right to acquire shares in consequence of the exercise of the Share Option on that occasion.

Transfer to a nominee

24.7	If the Awardholder requests, some or all of the Shares he acquires on the exercise of a Share Option may be issued or transferred to a nominee account in the name of the Awardholder, provided that beneficial ownership of the Shares vests in the Awardholder.

25.	SHARE OPTIONS - CESSATION OF EMPLOYMENT

Death, injury, disability etc

25.1	If an Awardholder Leaves for any reason, his Share Option shall lapse in accordance with Rule 25.2 unless the reason for Leaving is:-

25.1.1	death;

25.1.2	injury or disability (evidenced to the satisfaction of the Committee);

25.1.3	dismissal by reason of redundancy (within the meaning of the Employment Rights Act 1996);

25.1.4	the fact that the office or employment by virtue of which he is eligible to participate in this Plan relates to a business or part of a business which is transferred to a person or company which is not a member of the Group;

25.1.5	the fact that the company with which he holds the office or employment by virtue of which he is eligible to participate in this Plan is no longer a member of the Group; or

25.1.6	any other circumstances at the discretion of the Committee

in which case the Awardholder (or, if he has died, his Personal Representatives) may exercise a Share Option granted to him in accordance with Rules 25.3 to 25.5 below.

Leaving for other reasons

25.2	Where an Awardholder Leaves for reasons other than those set out in Rules 25.1.1 to 25.1.6 above, his Share Option shall lapse and he shall cease to have any right or entitlement to any Award Shares.

Vesting after Leaving

25.3	Where an Awardholder who holds a Share Option Leaves in any of the circumstances specified at Rules 25.1.1 to 25.1.6 above before the end of the Vesting Period relevant to the Award Shares, the Awardholder may (subject to Rule 25.4 below) exercise that Award either:-

25.3.1	within the period of 12 months after the Vesting Date relevant to the Award Shares but only in respect of a proportion (corresponding to such proportion of the Vesting Period relevant to the Award Shares as fell before the Leaving Date) of the Award Shares which become Vested Shares in consequence of the Performance Condition being satisfied; or

25.3.2	if the Committee so determines and notifies the Awardholder within 3 months after the Awardholder Leaves, within the period of 12 months beginning with the Leaving Date, but only in respect of a proportion, (corresponding to such proportion of the Vesting Period relevant to the Award Shares as fell before the Leaving Date), of such of the Award Shares which are then deemed to be Vested Shares in consequence of the Committee making a determination pursuant to Rule 26.6 (Deemed Vesting on Leaving).

25.4	The Committee may (if it so determines in its absolute discretion) permit the Awardholder to exercise a Share Option Award in respect of a proportion of the Award Shares which is different to the proportion of Award Shares determined by the application of either Rules 25.3.1 to 25.3.2 (as appropriate) if the Committee determines that the vesting outcome achieved under the relevant rule does not reflect the underlying financial performance of the Company.

25.5	Where an Awardholder who holds a Share Option Leaves in any of the circumstances specified in Rules 25.1.1 to 25.1.6 above after the end of the Vesting Period relevant to the Award Shares, such Share Option may be exercised, within the period of 12 months beginning with the Leaving Date, in respect of Award Shares which, immediately before the Leaving Date, were Vested Shares.

PART F: PERFORMANCE CONDITIONS

26.	PERFORMANCE CONDITIONS

26.1	The Committee shall:-

26.1.1	determine the Performance Condition applicable to an Award of Performance Shares or Share Options before that Award is granted; and

26.1.2	in relation to an Award of Matching Shares, determine the Performance Condition for 50% of the Award Shares before that Award is granted and determine the Performance Condition for the remaining 50% of the Award Shares proximate to the first anniversary of the Award Date.

26.2	A Performance Condition may provide that a given number or proportion of Award Shares shall become Vested Shares according to whether, and the extent to which, different levels of performance are achieved or exceeded.

26.3	After an Award has been granted the Committee may (with the consent of the Grantor, where appropriate), in appropriate circumstances, amend the Performance Condition if an event has occurred or events have occurred in consequence of which the Committee reasonably considers that the existing Performance Condition should be so amended, provided that the Committee considers the varied conditions are fair and reasonable and not materially less difficult to satisfy than the original condition would have been but for the event or events in question.

26.4	The number of Shares in respect of which Award Shares shall become Vested Shares on any occasion shall be rounded up to the nearest whole number of Shares.

Deemed Vesting upon a Corporate Event

26.5	If, before the end of the Vesting Period, circumstances arise as mentioned in Rules 29 (“Demerger”), 30 (“Compulsory Acquisition, etc”) or 31 (“Change of Control”) the Remuneration Committee shall (subject to Rule 26.10 below) determine whether and to what extent any Performance Condition shall then be deemed to be satisfied having regard to the progress towards meeting any applicable Performance Condition.

Deemed Vesting upon Leaving

26.6	If an Awardholder Leaves before the end of the Vesting Period, the Committee may (subject to Rule 26.10 below) determine whether and to what extent any Performance Condition shall then be deemed to be satisfied having regard to the progress towards meeting any applicable Performance Condition.

Determination by the Committee

26.7	The questions of:-

26.7.1	whether and to what extent a Performance Condition is or is deemed to be satisfied; and

26.7.2	the number or proportion of Award Shares which become Vested Shares shall be for the determination of the Committee whose decision shall be final and binding.

26.8	In making any such determination, the Committee shall be entitled to make such adjustments as may, in their opinion, be appropriate to take account of the underlying financial performance of the Company over the Performance Period (or that part of the Performance Period as has then elapsed).

26.9	The Company shall, as soon as practicable, notify an Awardholder of the fact that a Performance Condition has been satisfied in whole or in part.

26.10	Where the Committee (or Remuneration Committee as applicable) is required to make a determination in accordance with Rule 26.5 (Corporate Events) or Rule 26.6 (leaving) above in relation to a portion of an Award of Matching Shares for which no Performance Conditions have yet been determined, the Committee (or Remuneration Committee) shall apply the Performance Condition specified in respect of the other part of that Award of Matching Shares for the purposes of Rules 26.5 or 26.6.

PART G: RECOVERY OF TAX

27.	RECOVERY OF TAX

27.1	If on any occasion an Award Tax Liability arises in relation to or in consequence of anything done pursuant to this Plan, then unless:-

27.1.1	the Awardholder has previously made arrangements, satisfactory to the Company, for payment of his Award Tax Liability; or

27.1.2	the Awardholder has authorised the Grantor, to the extent necessary to reimburse the Grantor or Awardholder’s Employer, to sell as agent for the Awardholder (at the best price which can reasonably be expected to be obtained at the time of sale) a sufficient number of Vested Shares, and to procure payment to the Awardholder’s Employer out of the net proceeds of sale of such Shares (after deduction of all fees, commissions and expenses incurred in relation to such sale) of monies sufficient to satisfy the indemnity mentioned in Rule 12 the Grantor shall, to the extent necessary to reimburse the Grantor or the Awardholder’s Employer, have the right to sell as agent for the Awardholder (as mentioned in Rule 27.1.2) a sufficient number of the Vested Shares, and to procure payment to the Awardholder’s Employer, out of the net proceeds of sale of such Shares (after deduction of all fees, commissions and expenses incurred in relation to such sale) of monies sufficient to satisfy the indemnity mentioned in Rule 12 and/or the Awardholder’s Employer shall have the right to deduct the requisite amount from the Awardholder’s salary.

PART H: CORPORATE EVENTS

28.	INTERNAL REORGANISATION – AWARDS

28.1	If:-

28.1.1	in consequence of a demerger, reorganisation, reconstruction or amalgamation, the Company will come under the Control of another company, or the business of the Company will then be carried on by another company and, in either case, substantially all of the persons who owned the Ordinary Share Capital immediately before such change of Control will immediately thereafter continue to have Control of the Company and will then own more than 50 per cent of the issued ordinary share capital of such other company (other than fixed-rate preference shares); and

28.1.2	holders of Awards are each invited to accept an Exchange of Awards then (if the Remuneration Committee so determines):-

(a)	the provisions of Rules 29, 30 and 31 may not apply; and

(b)	the Awards shall lapse and cease to be exercisable at the end of the period of 21 days beginning with the date on which such invitation is made or, if later, the end of the period in which the Awardholder may accept such invitation.

28.2	The following provisions of Rules 29, 30 and 31 shall have effect subject to this Rule 28.

29.	DEMERGER

29.1	If:-

29.1.1	notice is given to shareholders of the Company of a proposed demerger of the Company or of any Subsidiary; and

29.1.2	the Remuneration Committee is of the opinion that the interests of Awardholders would or might be substantially prejudiced by the proposed demerger the Grantor (acting with the consent of the Remuneration Committee) may, as soon as practicable after the giving of the notice referred to in Rule 29.1.1:-

29.1.3	(subject to Rule 18.1.2 and Rule 24.1.2) notify Awardholders that Nil-Cost Option Awards or Share Options may then be exercised, within one month (or such longer period as may be specified in such notice), in respect of such of the Award Shares (if any) which are then Vested Shares or which are then deemed to become Vested Shares in accordance with Rule 32 below; and

29.1.4	(subject to Rule 29.3 and Rule 29.4 below) issue or transfer or procure the issue or transfer to Awardholders of Award Shares under Contingent Share Awards which are then Vested Shares or which are then deemed to become Vested Shares in accordance with Rule 32 below.

29.2	Any Nil-Cost Option Awards or Share Options that are subject to this Rule 29 shall lapse and cease to be exercisable upon the expiry of the period mentioned in Rule 29.1.3 above.

29.3	If any issue or transfer of Award Shares under Contingent Share Awards pursuant to Rule 29.1 above would result in any adverse tax consequences for an Awardholder (whether under Section 409A of the US Federal Internal Revenue Code 1986 or otherwise), such issue or transfer shall instead be made as soon as reasonably practicable after the time (determined by the Committee) to be the earliest time at which such issue or transfer of Award Shares will not result in adverse tax consequences.

29.4	If an Awardholder is subject to US Federal Income Tax, Award Shares may not be delivered to the Awardholder under Contingent Share Awards pursuant to Rule 29.1 more than 2.5 months after the later of the end of the financial year of the Company or the end of the calendar year in which the demerger occurs.

30.	COMPULSORY ACQUISITION, RECONSTRUCTION AND WINDING-UP

30.1	If:-

30.1.1	any person becomes bound or entitled to acquire Shares in the Company under sections 974 – 991 of the Companies Act 2006; or

30.1.2	the court sanctions a compromise or arrangement proposed pursuant to Part 26 or Part 27 of the Companies Act 2006; or

30.1.3	notice is given of a resolution for a voluntary winding-up of the Company;

the Grantor (acting with the consent of the Remuneration Committee) shall as soon as practicable after the event mentioned in Rules 30.1.1, 30.1.2 or 30.1.3 above:-

(a)	(subject to Rule 18.1.2, Rule 24.1.2 and Rule 30.2) notify Awardholders that Nil-Cost Option Awards or Share Options may then be exercised, within one month (or such longer period as may be specified in such notice), in respect of such of the Award Shares (if any) which are then Vested Shares or which are then deemed to become Vested Shares in accordance with Rule 32 below;

(b)	(subject to Rule 30.4 and Rule 30.5 below) issue or transfer or procure the issue or transfer to Awardholders of Award Shares under Contingent Share Awards which are then Vested Shares or which are then deemed to become Vested Shares in accordance with Rule 32 below.

30.2	Where a compromise or arrangement in connection with the Company is proposed pursuant to Part 26 or Part 27 of the Companies Act 2006, the Company may notify Awardholders that Nil-Cost Option Awards and Share Options may be exercised subject to the Court sanctioning the compromise or arrangement, so that such exercise takes effect immediately after the Court sanctions the compromise or arrangement but before such compromise or arrangement becomes effective. Where the Company so notifies an Awardholder in accordance with this Rule 30.2:-

30.2.1	the Nil-Cost Option Awards and Share Options may be exercised in respect of such of the Award Shares (if any) which are then Vested Shares or which are then deemed to become Vested Shares in accordance with Rule 32 below;

30.2.2	the period during which the Awardholder may exercise Nil-Cost Option Awards or Share Options will be at least 14 days, ending no more than 14 days before the date on which the Court is expected to sanction the compromise or arrangement; and

30.2.3	any entitlement to exercise a Nil-Cost Option Award or Share Option pursuant to this Rule 30.2 shall be in addition to the Awardholder’s rights under Rule 30.1 if notice is given to the Awardholder that he may exercise his Award pursuant to that rule.

30.3	All Nil-Cost Option Awards or Share Options shall immediately lapse and cease to be exercisable upon the expiry of the periods mentioned in Rule 30.1 or Rule 30.2 above or the commencement of a winding-up of the Company.

30.4	If any issue or transfer of Award Shares under Contingent Share Awards pursuant to Rule 30.1 above would result in any adverse tax consequences for an Awardholder (whether under Section 409A of the US Federal Internal Revenue Code 1986 or otherwise), such issue or transfer shall instead be made as soon as reasonably practicable after the time (determined by the Committee) to be the earliest time at which such issue or transfer of Award Shares will not result in adverse tax consequences.

30.5	If the Awardholder is subject to US Federal Income Tax, Award Shares may not be delivered to the Awardholder under Contingent Share Awards pursuant to Rule 30.1 more than 2.5 months after the later of the end of the financial year of the Company or the end of the calendar year in which the event referred to in Rules 30.1.1 to 30.1.3 occurs.

31.	CHANGE OF CONTROL

31.1	If any person:-

31.1.1	obtains Control of the Company as a result of making a general offer to acquire Shares in the Company; or

31.1.2	having obtained such Control, makes such an offer

then the Grantor (acting with the consent of the Remuneration Committee) shall, as soon as practicable after becoming aware of that event:-

(a)	(subject to Rule 18.1.2 and Rule 24.1.2) notify Awardholders that Nil-Cost Option Awards or Share Options may then be exercised, within one month (or such longer period as may be specified in such notice), in respect of such of the Award Shares (if any) which are then Vested Shares or which are then deemed to become Vested Shares in accordance with Rule 32 below; and

(b)	(subject to Rule 31.4 and Rule 31.5 below) issue or transfer or procure the issue or transfer to Awardholders of Award Shares under Contingent Share Awards which are then Vested Shares or which are then deemed to become Vested Shares in accordance with Rule 32 below.

31.2	For the purposes of the preceding provisions of this Rule 31 a person shall be deemed to have Control of the Company if he and others acting in concert with him have together obtained Control of it.

31.3	All Nil-Cost Option Awards or Share Options shall immediately lapse and cease to be exercisable upon the expiry of the periods mentioned in Rule 31.1 above.

31.4	If any issue or transfer of Award Shares under Contingent Share Awards pursuant to Rule 31.1 above would result in any adverse tax consequences for an Awardholder (whether under Section 409A of the US Federal Internal Revenue Code 1986 or otherwise), such issue or transfer shall instead be made as soon as reasonably practicable after the time (determined by the Committee) to be the earliest time at which such issue or transfer of Award Shares will not result in adverse tax consequences.

31.5	If any Awardholder is subject to US Federal Income Tax, Award Shares may not be delivered to the Awardholder under Contingent Share Awards pursuant to Rule 31.1 more than 2.5 months after the later of the end of the financial year of the Company or the end of the calendar year in which the change of Control referred to in Rule 31.1 occurs.

32.	DEEMED VESTING ON A CORPORATE EVENT

32.1	Where an event mentioned in any of Rules 29, 30 or 31 occurs before the end of the Vesting Period relevant to Award Shares, the extent to which Award Shares that are not then Vested Shares will be deemed to be Vested Shares shall be determined in accordance with this Rule 32.

32.2	The number of Award Shares subject to an Award that will be deemed to be Vested Shares will be determined by:-

32.2.1	in accordance with Rule 26.5 above, calculating the extent to which the Performance Condition that applies to the Award has been satisfied up to the time of the relevant event (such time to be determined by the Remuneration Committee); and

32.2.2	time pro-rating the total number of Award Shares on the basis of the proportion of the Vesting Period relevant to the Award Shares that has elapsed at the time of the relevant event (such time to be determined by the Remuneration Committee).

32.3	The Remuneration Committee may (if it so determines in its absolute discretion) specify that a different number of Award Shares shall be deemed to be Vested Shares than would be the case following the application of Rule 32.2 above if the Remuneration Committee determines that the vesting outcome achieved under Rule 32.2 does not reflect the underlying financial performance of the Company.

PART I: AMENDMENTS

33.	VARIATION OF SHARE CAPITAL

33.1	In the event of any alteration of the Ordinary Share Capital by way of capitalisation or rights issue, sub-division, consolidation or reduction or any other variation of the share capital of the Company, or (at the discretion of the Remuneration Committee) a demerger or payment of a special dividend, the Remuneration Committee may make such adjustments as it considers appropriate:-

33.1.1	to the number of Shares in respect of which a Nil-Cost Option Award, a Share Option or a Contingent Share Award subsists;

33.1.2	if a Nil-Cost Option Award or Share Option has been exercised but no Vested Shares have been issued or transferred, to the number of Vested Shares which may be so issued or transferred;

33.1.3	to the Exercise Price payable in respect of a Share Option

PROVIDED THAT:-

(a)	except in the case of a sub-division, consolidation or capitalisation issue, any such adjustment is confirmed in writing by the Auditors to be in their opinion fair and reasonable;

(b)	the number of Shares as so adjusted has been rounded down to the nearest whole number; and

(c)	if the Grantor is not the Company, no such adjustment shall be made without the consent of the Grantor.

33.2	As soon as reasonably practicable after making any adjustment pursuant to Rule 33.1, the Directors shall (on behalf of the Grantor) give notice to every Awardholder affected thereby and shall at the written request of any such Awardholder and upon the surrender of any Award Certificates which he holds deliver or procure the delivery to him of revised Award Certificates in respect of his Awards.

34.	ALTERATION OF THE PLAN

34.1	The Committee may make any alteration or amendment to this Plan including such alterations or amendments as may be necessary to take account of any comments of the London Stock Exchange prior to its approval by shareholders of the Company.

34.2	The Committee may thereafter alter or amend any of the provisions of this Plan in any respect PROVIDED THAT:-

34.2.1	no such alteration or amendment shall be made to the advantage of existing or new Awardholders to the provisions relating to eligibility to participate, the individual limits on granting Awards, the overall limitations on the making of Awards, the basis for determining Awardholders’ rights to acquire Shares and the adjustment of such rights in the event of a variation of the Ordinary Share Capital or this Rule 34 without the prior approval by ordinary resolution of the shareholders of the Company SAVE THAT the provisions of this Rule 34.2.1 shall not apply to the extent that such alteration or amendment is in the opinion of the Committee a minor amendment which is necessary or appropriate:-

(a)	to benefit the administration of this Plan;

(b)	to take account of any change in legislation; or

(c)	to obtain or maintain favourable tax, exchange control or regulatory treatment for existing or new Awardholders, the Company, any Subsidiary or any Associated Company; and

34.2.2	if in relation to any Awards the Grantor is not the Company, no alteration or addition shall be made to the terms of such Awards without the approval of the Grantor.

34.3	As soon as reasonably practicable after making any such alteration or addition the Directors shall (on behalf of the Grantor) give notice to every Awardholder (if any) affected thereby.

PART J: MISCELLANEOUS

35.	ISSUE OF NEW SHARES

35.1	The number of Shares in respect of which rights to subscribe for Shares may be granted by the Company on any day under this Plan (or which are to be issued in respect of Awards made on that day under this Plan) when aggregated with the number of Shares:-

35.1.1	issued, or remaining capable of being issued on the exercise or vesting of Awards granted during the period of 10 years ending on that date;

35.1.2	issued on the exercise of, or remaining capable of being issued on the exercise of options or other rights to subscribe for Shares granted during the period of 10 years ending on that day under any other employees’ share option scheme of the Company; and

35.1.3	issued at the cost of the Company during the period of 10 years ending on that day under or for the purposes of any other employees share scheme of the Company (other than a share option scheme providing for rights to subscribe for Shares);

must not exceed 10 per cent of the Shares in issue on that date.

35.2	For the purposes of this Rule 35 references to rights to subscribe for Shares shall, if so required in accordance with guidance issued by the Association of British Insurers, be taken to include references to rights to acquire Shares issued or to be issued out of treasury.

35.3	For the avoidance of doubt, if Shares have been counted for the purpose of this Rule 35 on their issue to the trustee of any employees’ trust established by the Company, they shall not also be counted when they are used to satisfy an Award (or a right granted under any other employees’ share scheme of the Company).

36.	SERVICE OF DOCUMENTS

36.1	Except as otherwise provided in this Plan, any notice or document to be given by, or on behalf of, the Company or other Grantor or any plan administrator to any person in accordance or in connection with this Plan shall be duly given:-

36.1.1	by sending it through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, it shall be deemed to have been duly given on the date of posting; or

36.1.2	if he holds office or employment with any member of the Group or any Associated Company, by delivering it to him at his place of work or by e-mail or by sending to him a facsimile transmission addressed to him at his place of work and if so sent it shall be deemed to have been duly given at the time of transmission SAVE THAT a notice or document shall not be duly given by e-mail unless that person is known by his employer company to have personal access during his normal business hours to information sent to him by e-mail.

36.2	Any notice or document so sent to a person in accordance with Rule 36.1 shall be deemed to have been duly given notwithstanding that such person is then deceased (and whether or not the Company or other Grantor has notice of his death) except where his Personal Representatives have established their title to the satisfaction of the Company and supplied to the Company an alternative address to which documents are to be sent.

36.3	Any notice in writing or document to be submitted or given to the Grantor, the Company or a plan administrator in accordance or in connection with this Plan may be delivered, sent by post, facsimile transmission or e-mail but shall not in any event be duly given unless it is actually received (or, in the case of an e-mail, opened) by the Secretary of the Company or such other person as may from time to time be nominated by the Company and whose name and address is notified to Awardholders.

36.4	For the purposes of this Plan, an e-mail shall be treated as not having been duly sent or received if the recipient of such e-mail notifies the sender that it has not been opened because it contains, or is accompanied by a warning or caution that it could contain or be subject to, a virus or other computer programme which could alter damage or interfere with any computer software or e-mail.

37.	STAMP DUTY

Any stamp duty or stamp duty reserve tax payable in respect of a transfer of Shares to or at the direction of a Awardholder (other than stamp duty or stamp duty reserve tax payable on a sale of Shares by the Grantor at the direction of the Awardholder) shall be paid by the Company or, if different, the Grantor (who shall be reimbursed by the Company).

38.	JURISDICTION

38.1	This Plan and any Award shall be governed by and construed in all respects in accordance with the laws of England and Wales.

38.2	The courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning an Award and any matter arising from or in relation to this Plan.

39.	PURCHASES BY TRUSTEE

39.1	An Awardholder may, subject to the Model Code, direct the Trustee to sell Vested Shares on his behalf and, in this event, such Shares may, if the Trustee so determines, be purchased by the Trustee PROVIDED THAT the price per Share paid by the Trustee is not less than the Market Value of a Share on the date of purchase.

40.	THIRD PARTY RIGHTS

Except as otherwise expressly stated to the contrary, neither this Plan nor the making of any Award shall have the effect of giving any third party any rights under this Plan pursuant to the Contract (Rights of Third Parties) Act 1999 and that Act shall not apply to this Plan or to the terms of any Award under it.

41.	SECTION 409A

41.1	This Plan shall be operated in accordance with the requirements of Section 409A of the United States Internal Revenue Code of 1986, as amended, and the applicable regulations and other guidance of general applicability that are issued thereunder (“Section 409A”) in order to avoid the negative tax consequences that may apply under Section 409A. Unless the Committee otherwise determines any provision that is required to appear in the Plan to satisfy the requirements for avoiding Section 409A’s negative tax consequences, but that is not expressly set forth, shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth.

41.2	In the event that an Awardholder incurs tax under the Federal Insurance Contributions Act (FICA) or the corresponding withholding provisions of any applicable state, local or foreign tax laws on any Award before the Awardholder is otherwise entitled to receive a transfer of Vested Shares, the Awardholder may receive an advance on such Vested Shares as permitted under U.S. Treasury Regulation § 1.409A-3(j)(4)(vi). Such advance shall not exceed the aggregate amount of the FICA tax and the corresponding income tax withholdings related to such FICA tax amount relating to an Award.

SCHEDULE 1

Voluntary Resignations where Committee may use its discretion in accordance with Rule 22.1.6 (Contingent

Share Awards)

The individual must Leave by way of Voluntary Resignation during a period of two years following the initial existence of one or more of the following conditions arising without the individual’s consent.

1.	A material diminution in the individual’s base compensation.

2.	A material diminution in the individual’s authority, duties, or responsibilities.

3.	A material diminution in the authority, duties, or responsibilities of the supervisor to whom the individual is required to report, including a requirement that a individual report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an entity other than a corporation).

4.	A material diminution in the budget over which the individual retains authority.

5.	A material change in the geographic location at which the individual must perform the services.

6.	Any other action or inaction that constitutes a material breach by the service recipient of the agreement under which the individual provides services.